EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

Chromocell Therapeutics Corporation

FIRST:            The name of the corporation is: Chromocell Therapeutics Corporation (the “Corporation”).

SECOND:       The address of the Corporation’s registered office in the State of Delaware is 1209 N Orange St., in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD:           The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law, as the same may be amended and supplemented from time to time (the “DGCL”).

FOURTH:       The Corporation is authorized to issue Common Stock and Preferred Stock. The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000 shares, which shares shall be divided into two classes consisting of:(i) one hundred million (100,000,000) shares shall be designated Common Stock, par value of $0.0001 per share ("Common Stock") and (ii) ten million (10,000,000) shares, par value of $0.0001 per share ("Blank Check Preferred Stock").

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Common Stock and the Preferred Stock shall be as follows:

A.	COMMON STOCK

1.       Voting Rights. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

2.       Dividends. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends (including the rights of the holders of the series of the Blank Preferred Stock), the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock, subject, however, to the limitations contained in Part B below.

3.       Dissolution, Liquidation or Winding Up. After distribution in full of the preferential amount, if any, to be distributed to the holders of series of the Blank Check Preferred Stock (in accordance with the relative preferences among such series) in the event of involuntary liquidation, distribution, dissolution or winding-up, of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, or whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them respectively.

B.	BLANK CHECK PREFERRED STOCK

1.       Issuance. Shares of Blank Check Preferred Stock may be issued from time to time in one or more series as designated by the Board of Directors, each of said series to be distinctly designated. Shares of Blank Check Preferred Stock may be issued when deemed by the Board of Directors to be necessary to protect the Corporation from an actual, threatened or potential hostile or undesired takeover or takeover attempt. All shares of any one series of the Blank Check Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers, if any, and the designations, relative preferences, participating, optional or other special rights or privileges of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

2.       Authority of the Board of Directors. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of the Blank Check Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation the voting powers, if any, and the designations, relative preferences, participating, optional or other special rights or privileges, and the qualifications, limitations or restrictions of such series, including, but without limiting the generality of the foregoing, the following: (a) The distinctive designation of, and the number of shares of the Blank Check Preferred Stock which shall constitute such series. The designation of a series of preferred stock need not include the words "preferred" or "preference" and may be designated "special" or other distinctive term. Unless otherwise provided in the resolution issuing such series, the number of shares of any series of the Blank Check Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the Board of Directors in the manner prescribed by law; (b) The rate and times at which, and the terms and conditions upon which, dividends, if any, on the Blank Check Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the date from which such dividends shall be cumulative; (c) Whether the series shall be convertible into, or exchangeable for, at the option of the holders of the Blank Check Preferred Stock of such series or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange, including provisions for the adjustment of any such conversion rate in such events as the Board of Directors shall determine; (d) Whether or not the Blank Check Preferred Stock of such series shall be subject to redemption at the option of the Corporation or the holders of such series or upon the happening of a specified event, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, the Blank Check Preferred Stock of such series may be redeemed; (e) The rights, if any, of the holders of the Blank Check Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation; (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Blank Check Preferred Stock of such series; and (g) Subject to subparagraph 5 of Paragraph C hereof, whether such series of the Blank Check Preferred Stock shall have full, limited or no voting powers including, without limiting the generality of the foregoing, whether such series shall have the right, voting as a series by itself or together with other series of the Blank Check Preferred Stock or all series of the Blank Check Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of the Blank Check Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

C.	OTHER PROVISIONS.

1.       No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations (including such holders or others) and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

2.       The relative powers, preferences and rights of each series of the Blank Check Preferred Stock in relation to the powers, preferences and rights of each other series of the Blank Check Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph B hereof. The consent, by class or series vote or otherwise, of the holders of such of the series of the Blank Check Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of the Blank Check Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of the Blank Check Preferred Stock adopted pursuant to Paragraph B hereof, the conditions, if any, under which the consent of the holders of a majority (or such greater proportion as shall be fixed therein) of the outstanding shares of such series shall be required for the issuance of any or all other series of the Blank Check Preferred Stock. Subject to the provisions of subparagraph 2 of this Paragraph C, shares of any series of the Blank Check Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors. Shares of authorized Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors. The number of authorized shares of Common Stock and of the Blank Check Preferred Stock, without a class or series vote, may be increased or decreased from time to time (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at a meeting and entitled to vote thereon.

FIFTH:            The Corporation is to have perpetual existence.

SIXTH:           The Corporation’s Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

SEVENTH:     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or the stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders of this Corporation, as the case may be, and also on this Corporation.

EIGHTH:        To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL or any such other laws of the State of Delaware as so amended. No amendment to or repeal of this Article Eighth shall adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such amendment or repeal.

NINTH:           The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify and advance expenses to (a) its directors and officers and (b) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section as amended or supplemented (or any successor); provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Corporation shall not indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by its Board of Directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment to or repeal of this Article Ninth shall adversely affect any right or protection of a director, officer or such other indemnified person of the Corporation existing at the time of, or increase the liability of any director, officer or such other indemnified person of the Corporation with respect to any acts or omissions of such director, officer or such other indemnified person occurring prior to, such amendment or repeal.

TENTH:           Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

ELEVENTH:   Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Except as otherwise specifically set forth herein, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of director and in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

TWELVE:       The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THIRTEEN:    The name and mailing address of the incorporator are as follows:

Oyedele A. Oyediran

Sullivan & Worcester LLP

1633 Broadway

32nd Floor

New York, NY 10019

**********

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the DGCL, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true and, accordingly, have hereto set my hand this 19th day of March, 2021.

/s/ Oyedele A. Oyediran
Oyedele A. Oyediran, Incorporator